Exhibit 23.2

Stonefield Josephson, Inc.



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
BioGentech Corp.


We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated May 23, 2003, on our audits of the financial statements of Biogentec, Inc. (a wholly-owned subsidiary of the registrant) as of March 31, 2003 and 2002, and for years then ended.

/s/ Stonefield Josephson, Inc.
Certified Public Accountants

Irvine, California
April 28, 2004